Exhibit 99.1

Webcast: Today, March 12, 2009 at 11:00 a.m. ET

www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni, Ratula Roy
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS 2008

FOURTH QUARTER AND FULL YEAR RESULTS

NAPLES, Florida, March 12, 2009 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three- and twelve-month periods ended December 31, 2008 as summarized below:

Summary of Fourth Quarter and Full Year Results

In millions, except per share data	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net revenue	$30.5	$35.0	$121.4	$133.9
Operating income (loss) (1)	(56.8)	4.5	(39.7)	21.8
Station operating income (SOI - non-GAAP)	8.3	9.9	34.7	37.4
Net income (loss) (1)	(36.5)	0.5	(30.5)	4.8
Basic and diluted net income (loss) per share (1)	$(1.58)	$0.02	$(1.32)	$0.20
Diluted shares outstanding	23.1	23.4	23.2	23.5

(1)	In the quarters ended December 31, 2008 and December 31, 2007, Beasley Broadcast Group recorded non-cash, pre-tax impairment charges of $62.5 million (after-tax $1.66 per share) and $2.2 million (after-tax $0.06 per share), respectively as a result of the annual impairment test of FCC licenses and goodwill.

The majority of the $4.5 million or 12.9% net revenue decline during the three months ended December 31, 2008 compared with the fourth quarter of 2007 reflects weakness at the Company’s Ft. Myers-Naples, Las Vegas and Miami station clusters as these markets continue to be significantly impacted by the real estate downturn and financial crisis. The Company’s Philadelphia and Coastal Carolina station clusters also experienced substantial revenue declines in the quarter. These decreases were partially offset by a $0.2 million increase at the Company’s Fayetteville market cluster and a $0.4 million, or 31%, increase in revenue from the Company’s interactive and “off air” revenue initiatives compared with the same period of 2007.

The decline in 2008 fourth quarter operating income reflects the impact of the revenue decline and the impairment charge which more than offset a 12% reduction in total costs and expenses (excluding the impairment charges) including a 13% reduction in costs of services, a 10% reduction in selling, general and administrative (including stock-based compensation) expenses and a 24% reduction in corporate general and administrative (including stock-based compensation) expenses.

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Beasley Broadcast Group, 3/12/09

Fourth quarter 2008 station operating income (SOI), a non-GAAP financial measure, fell 16.4% or $1.6 million from the 2007 fourth quarter as the 11.5% decline in station operating expenses was more than offset by the lower net revenue levels in the period. The 2008 fourth quarter net loss and net loss per basic and diluted share reflects the impact of the $62.5 million pre-tax, non cash impairment charge in the quarter which had the effect of reducing basic and diluted net income per share by $1.66.

Please refer to the “Calculation of SOI,” and “Reconciliation of SOI to Net Income,” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Beasley Broadcast Group, the radio industry and businesses at large faced extremely challenging conditions in the fourth quarter of 2008. Our fourth quarter revenue decline reflects deteriorating local and national advertising — including steep declines for traditionally significant advertising segments such as auto and retail — as well as the impact of severe real estate downturns in several of the markets where we operate including Ft. Myers-Naples, Miami and Las Vegas. The 12.9% quarterly net revenue decline overshadows the ongoing success of our interactive and off-air initiatives where revenue grew by 31% year-over-year.

“In light of the extremely challenging economic environment and industry conditions Beasley has taken steps to reduce spending at both the station and corporate levels including a reduction of approximately 7% of the Company’s workforce and a recently instituted company-wide salary reduction of 5%. While difficult, we believe the salary reduction preserves jobs and allows our station and corporate personnel to focus on programming, local sales and other initiatives to ride out the impact of the economy. Throughout 2008 we applied cash on hand and cash from operations to debt reduction. Reflecting this focus, interest expense declined by approximately 35% for the full year and total debt fell to approximately $174.5 million at December 31, 2008 from approximately $191.1 million at December 31, 2007.

“Excluding the impact of the impairment charge, and reflecting the efficiencies achieved through cost reductions, Beasley Broadcast Group’s fourth quarter and full year net income and net income per share equaled or exceeded the results from the comparable period of 2007.

“With a half century of radio broadcasting experience, Beasley Broadcast Group has endured and managed through other economic downturns. We remain committed to return-focused investments in programming, sales, HD conversions and our interactive initiatives while also strictly managing expenses. Reflecting our ongoing commitment to the radio broadcasting industry and Beasley Broadcast Group, in the fourth quarter of 2008, the Company repurchased 1.1 million Beasley Broadcast shares. Reflecting my personal optimism about the resiliency of the radio broadcasting industry and the future of Beasley Broadcast Group, I also personally purchased 1.1 million shares of Beasley Broadcast Group for a total of $1.1 million in the fourth quarter.”

Webcast Information

The Company will host a webcast today, March 12, 2009, at 11:00 a.m. ET to discuss its financial results and operations. Interested parties may access the webcast at the Company’s web site at www.bbgi.com. Questions from analysts and institutional investors may be e-mailed to ir@bbgi.com at any time up until 10:00 a.m. ET today. Management will answer as many questions as possible during the webcast. Following its completion, a replay of the webcast can be accessed for five days on the Company’s web site, www.bbgi.com.

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns or operates 44 stations (27 FM and 17 AM) located in eleven large- and mid-size markets in the United States.

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Beasley Broadcast Group, 3/12/09

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

SOI is a financial measure of performance that is not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use this non-GAAP financial measure for internal budgeting purposes. We also use SOI to make decisions regarding the possible acquisition or disposition of radio stations. SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

SOI is a measure widely used in the radio broadcast industry. While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2007. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: a continuation or worsening of the current economic downturn and regulatory changes, the effect of radio station acquisitions or dispositions that we may make, the loss of key personnel, a downturn in the performance of our radio stations, our substantial debt levels and changes in the radio broadcast industry generally. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of March 12, 2009, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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Beasley Broadcast Group, 3/12/09

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net revenue	$30,470,962	$34,985,727	$121,448,681	$133,883,080
Costs and expenses:
Cost of services (including stock-based compensation and excluding depreciation and amortization) (1) (2)	11,152,158	12,800,483	40,799,415	48,228,776
Selling, general and administrative (including stock-based compensation) (1) (3)	11,022,297	12,256,077	45,930,853	48,269,043
LMA fees	—	—	—	159,084
Corporate general and administrative (including stock-based compensation) (4)	1,901,087	2,487,456	9,010,095	10,215,468
Depreciation and amortization	735,659	766,175	2,963,679	3,096,417
Impairment losses	62,482,506	2,150,659	62,482,506	2,150,659

Total costs and expenses	87,293,707	30,460,850	161,186,548	112,119,447
Operating income (loss)	(56,822,745)	4,524,877	(39,737,867)	21,763,633
Interest expense	(2,110,821)	(3,286,132)	(8,950,385)	(13,773,934)
Loss on extinguishment of long-term debt	—	—	—	(366,599)
Other non-operating expenses	(243,118)	(21,179)	(425,202)	(49,965)
Interest income	90,833	113,771	374,094	446,894
Other non-operating income	2,958	10,250	50,575	246,112

Income (loss) before income taxes	(59,082,893)	1,341,587	(48,688,785)	8,266,141
Income tax expense (benefit)	(22,619,184)	821,992	(18,139,323)	3,494,870

Net income (loss)	$(36,463,709)	$519,595	$(30,549,462)	$4,771,271

Basic and diluted net income (loss) per share:	$(1.58)	$0.02	$(1.32)	$0.20

Dividends declared per common share:	—	$0.06	$0.18	$0.25

Basic common shares outstanding	23,066,399	23,286,250	23,224,916	23,349,013

Diluted common shares outstanding	23,066,399	23,416,023	23,224,916	23,518,053

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $(2,038) and $302 for the three months ended December 31, 2008 and 2007, respectively and $1,208 for the twelve months ended December 31, 2008 and 2007, respectively.
(3)	Includes stock-based compensation of $37,065 and $35,775 for the three months ended December 31, 2008 and 2007, respectively and $158,651 and $225,388 for the twelve months ended December 31, 2008 and 2007, respectively.
(4)	Includes stock-based compensation of $340,773 and $517,637 for the three months ended December 31, 2008 and 2007, respectively and $1,476,304 and $2,192,787 for the twelve months ended December 31, 2008 and 2007, respectively.

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Beasley Broadcast Group, 3/12/09

Selected Balance Sheet Data - Unaudited

(in thousands)

	December 31, 2008	December 31, 2007
Cash and cash equivalents	$3,454	$6,551
Working capital	13,475	21,954
Total assets	264,636	337,152
Long term debt, less current installments	170,037	191,056
Total stockholders’ equity	47,526	85,186

Selected Statement of Cash Flows Data - Unaudited

(in thousands)

	Twelve Months Ended December 31,
	2008	2007
Net cash provided by operating activities	$22,244	$18,857
Net cash used in investing activities	(1,412)	(47,913)
Net cash provided by (used in) financing activities	(23,929)	27,060
Net decrease in cash and cash equivalents	(3,097)	(1,996)

Calculation of SOI - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net revenue	$30,470,962	$34,985,727	$121,448,681	$133,883,080
Station operating expenses	(22,174,455)	(25,056,560)	(86,730,268)	(96,497,819)

SOI	$8,296,507	$9,929,167	$34,718,413	$37,385,261

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
SOI	$8,296,507	$9,929,167	$34,718,413	$37,385,261

LMA fees	—	—	—	(159,084)

Corporate general and administrative	(1,901,087)	(2,487,456)	(9,010,095)	(10,215,468)

Depreciation and amortization	(735,659)	(766,175)	(2,963,679)	(3,096,417)

Impairment losses	(62,482,506)	(2,150,659)	(62,482,506)	(2,150,659)
Interest expense	(2,110,821)	(3,286,132)	(8,950,385)	(13,773,934)
Loss on extinguishment of long-term debt	—	—	—	(366,599)
Other non-operating expenses	(243,118)	(21,179)	(425,202)	(49,965)
Interest income	90,833	113,771	374,094	446,894
Other non-operating income	2,958	10,250	50,575	246,112
Income tax (expense) benefit	22,619,184	(821,992)	18,139,323	(3,494,870)

Net income (loss)	$(36,463,709)	$519,595	$(30,549,462)	$4,771,271

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